Exhibit 10.13

English Translation

Rental Contract

                            Date of signing: January 4, 2019

                            Contract number: F20190104-001#

Lessor (Party A): Fujian Design Show E-Commerce Co., Ltd.

Lessee (Party B): Pingtan Comprehensive Experimental Zone E Home Service Co., Ltd.

According to the “Contract Law of the People’s Republic of China” and the relevant laws and regulations, on the basis of equality and voluntariness, both parties shall, on the basis of equality and voluntariness, clarify the rights and obligations between the two parties and lease Party A’s legally owned houses. For the use of Party B, Party B shall lease the contract of Party A and conclude this contract:

Article I. The location, area and condition of the house

1.	Party A will lease the house located in Zone B, 3rd Floor, No. 2, Yuntai, No. 528 Xihong Road, Fuzhou City, to Party B for use.

2.	The building area of the rented house is 300 square meters.

Article II. The lease term

1.	The rental period of the house is 12 months, from January 8, 2019 to January 7, 2020.

2.	Party B promises to Party A that the rental of the house is for office use only.

3.	When the lease expires, Party A has the right to repossess the rented house, and Party B shall return it as scheduled. If Party B requests to renew the lease, Party B must notify Party A within one month before the expiration of the lease period and, after Party A’s consent, re-sign the lease contract.

Article III. Rent, deposit and payment method

1.	The monthly rent of the house is RMB18,000, and the total rent is RMB216,000, and it will be paid within one week from the date of signing this contract.

2.	The contract deposit has been paid under the contract number: F20180103-001# and no further payment is required.

Article IV. House repair and use

1.	During the lease term, Party A shall ensure the safe use of the rented house. Party B shall use the rented houses and its ancillary facilities reasonably. If Party B causes damages to the house and facilities due to improper use, Party B shall be responsible for repairing or providing economic compensation.

2.	The maintenance responsibility of the house and its affiliated facilities shall be the responsibility of Party A unless otherwise provided under this contract or the supplemental agreement (except for improper use by Party B). Party A shall notify Party B seven days in advance of the repair, and Party B shall actively assist in such.

3.	Party B may, according to the needs of use, decorate the house without affecting the structure of the house, but the design scale, scope, process, materials and other plans shall be approved by Party A before construction. After the lease expires, the decoration attached to the house is owned by Party A.

4.	Party A has no obligation to repair Party B’s decoration.

Article V. Transfer and sublease of houses

1.	During the lease period, Party A has the right to transfer the ownership of the rented house in accordance with legal procedures. After the transfer, this contract will continue to be valid and binding for the new owner and Party B.

2.	Without the written consent of Party A, Party B shall not sublease or lend the rented house to a third party.

3.	If Party A agrees that Party B will sublease the house, Party A shall separately enter into a supplementary agreement, and Party B shall sublease the house according to such written agreement with Party A.

Article VI. Party B’s breach of contract

1.	During the lease term, if Party B has one of the following acts, Party A has the right to terminate the contract and recover the house. Party B shall pay Party A penalty of one month’s rent for the contract, and if the liquidated damages are insufficient to compensate Party A’s losses, Party B shall also be responsible for compensation until it compensates for all losses of Party A.

(1)	Subletting or lending the house to others without the written consent of Party A.

(2)	Without the consent of Party A, changing the structure of house or causing damages to the house, and fail to cure within the prescribed time limit after being notified by Party A.

(3)	Changing the use of house specified in this contract or using the house for illegal activities.

(4)	Failure to pay the rent for more than one month.

2.	During the lease term, if Party B shall, without the consent of Party A, cancel the lease, Party B shall pay Party A liquidated damages equal to 20% of the total contract rent. If the liquidated damages are less than the losses of Party A, Party B shall also be responsible for the balance.

3.	When the lease expires, Party B shall return the house as scheduled. For any delay of return, Party B shall pay Party A penalty of twice the original rent for each day.

Article VII. Party A’s breach of contract

1.	If Party A fails to deliver the house for use by Party B according to the time specified in this contract, Party A shall pay Party B a penalty for each day overdue. If Party A’s nonperformance is overdue for more than seven days, Party B has the right to terminate the contract. In addition to paying liquidated damages, Party A shall also compensate for actual economic losses other than liquidated damages.

2.	During the lease term, if Party A terminates the contract and repossesses the rented house without relying on the provisions under Article VI 1, Party A shall refund the remaining rent and unused expenses, and at the same time, pay liquidated damages equal to 5% of the total contracted rent. If the liquidated damages are insufficient to make up for Party B’s losses, Party A shall also be responsible for compensating the balance.

3.	Party A shall compensate Party B for the actual economic losses due to the deficiency of Party A’s ownership of the house or its renting out the house being deemed as illegal.

Article VIII. Property rights change

1.	If Party A transfers ownership of the house to a third party in accordance with legal procedures, in the absence of an agreement, this contract continues to be valid for new homeowners.

2.	If Party A sells the house, Party A must provide Party B a three-month notice in writing. Under the same conditions, Party B has the right of first refusal.

Article IX. Contract termination

1.	Party B shall return the rented house and ancillary equipment to Party A within one day after the expiration of the lease term.

2.	If Party B returns to Party A’s house, it shall keep the house and facilities in good condition, and may not retain the items or affect the normal use of the house. Any items left at the premise without Party A’s consent will be deemed as being abandoned by Party B and Party A shall have the right to dispose of it at will, and Party B shall not raise any objection.

3.	During the period of house leasing, if Party B has the following acts, Party A has the right to terminate the contract and recover the rented house:

(1)	subletting or lending a rented house without the written consent of Party A;

(2)	demolition or change of house structure without the consent of Party A;

(3)	damage to the rented house that has not been repaired within a reasonable period of time requested by Party A;

(4)	unauthorized change of the purpose of the house as stipulated in this contract;

(5)	using the rented house to store dangerous goods or carry out illegal activities; or

(6)	failure to pay rent for more than one month.

Article X. Disclaimer conditions

In either of the following circumstances, Party A and Party B may change or terminate this contract:

1.	both parties are in agreement;

2.	force majeure made it impossible for parties to perform their obligations under the contract;

3.	the contract must be changed or terminated in accordance with the government housing leasing policy or the law;

4.	the house needs to be demolished according to the time specified in the government house demolition announcement; or

If the contract is terminated due to the above reasons, the rent shall be calculated according to the actual use time.

Article XI. Other agreements

1.	Matters not covered in this contract may be supplemented by the agreement between Party A and Party B. The supplemental terms and attachments are an integral part of this contract and have the same legal effect as this contract.

2.	The disputes arising from the performance of this contract by Party A and Party B shall be settled through negotiation. When the negotiation fails, both parties agree to file a lawsuit in the local court.

3.	This contract, together with the annexes in duplicate, shall be executed by each of Party A and Party B, with the same legal effect.

Party A’s signature (seal):	Party B’s signature (seal):

Date: January 4, 2019	Date: January 4, 2019

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